Exhibit 10.5

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL DUE UPON MATURITY IS APPROXIMATELY $250,918.91, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCES MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

Return to:  Sunstate Federal Credit Union, 405 SE 2nd Place, Gainesville, FL 32402

This document was prepared by:  Member Business Solutions, LLC, 3692 Coolidge Court, #200, Tallahassee, FL 32311-7890

State of Florida’s Documentary Stamp Tax required by law in the amount of $1,137.50 has been paid to the Clerk of the Circuit Court (or the County Comptroller, if applicable) for the County of Alachua, State of Florida.

Space Above This Line For Recording Data

ASSIGNMENT OF LEASES AND RENTS

DATE AND PARTIES.  The date of this Assignment of Leases and Rents (Assignment) is March 22, 2011.  The parties and their addresses are:

ASSIGNOR:

CTD HOLDINGS, INC.
A Florida Corporation
f/k/a Cyclodextrin Technologies Development, Inc.
27317 NW 78th Avenue
High Springs, FL 32643

LENDER:

SUNSTATE FEDERAL CREDIT UNION
Organized and existing under the laws of Florida
405 SE 2nd Place
Gainesville, FL 32602

1.   SECURED DEBTS.  The term “Secured Debts” includes and this Assignment will secure each of the following:

A.   Specific Debts.  The following debts and all extensions, renewals, refinancings, modifications and replacements.  A promissory note or other agreement, No. 103428-01, dated March 22, 2011, from Assignor to Lender, with a loan amount of $325,000.00 and maturing on March 22, 2016.

B.   All Debts.  All present and future debts made within 20 years from the date of this Assignment from Assignor to Lender, even if this Assignment is not specifically referenced, or if the future debt is unrelated to or of a different type than this debt.  If more than one person signs this Assignment, each agrees that it will secure debts incurred either individually or with others who may not sign this Assignment.  Nothing in this Assignment constitutes a commitment to make additional or future loans or advances.  Any such commitment must be in writing.  In the event that Lender fails to provide any required notice of the right of rescission, Lender waives any subsequent security interest in the Assignor’s principal dwelling that is created by this Assignment.  This Assignment will not secure any debt for which a non-possessory, non-purchase money security interest is created in “household goods” in connection with a “consumer loan,” as those terms are defined by federal law governing unfair and deceptive credit practices.  This Assignment will not secure any debt for which a security interest is created in “margin stock” and Lender does not obtain a “statement of purpose,” as defined and required by federal law governing securities.  This Assignment will not secure any other debt if Lender fails, with respect to that other debt, to fulfill any necessary requirements or limitations of Sections 19(a), 32, or 35 of Regulation Z.

C.   Sums Advanced.  All sums advanced and expenses incurred by Lender under the terms of this Assignment.

2.   MAXIMUM OBLIGATION LIMIT.  The total principal amount secured by this Assignment at any one time and from time to time will not exceed $325,000.00.  Any limitation of amount does not include interest and other fees and charges validly made pursuant to this Assignment.  Also, this limitation does not apply to advances made under the terms of this Assignment to protect Lender’s security and to perform any of the covenants contained in this Assignment.

3.   ASSIGNMENT OF LEASES AND RENTS.  For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and to secure the Secured Debts and Assignor’s performance under this Assignment, Assignor does hereby assign, grant, bargain, convey and mortgage to Lender as additional security all the right, title and interest in the following (Property).

A.   Existing or future leases, subleases, licenses, guaranties and any other written or verbal agreements for the use and occupancy of the Property, including but not limited to any extensions, renewals, modifications or replacements (Leases).

B.   Rents, issues and profits, including but not limited to security deposits, minimum rents, percentage rents, additional rents, common area maintenance charges, parking charges, real estate taxes, other applicable taxes, insurance premium contributions, liquidated damages following default, cancellation premiums, “loss of rents” insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Assignor may have regarding the Property (Rents).

C.   The term Property as used in this Assignment shall include the following described real property:

THE NW 1/4 OF THE SE 1/4 OF SECTION 8, TOWNSHIP 9 SOUTH, RANGE 17 EAST, ALACHUA COUNTY, FLORIDA.

TOGETHER WITH ROAD RIGHT-OF-WAY EASEMENT OVER THE WEST 30.00 FEET OF THE NE 1/4 OF SECTION 8, TOWNSHIP 9 SOUTH, RANGE 17 EAST, ALACHUA COUNTY, FLORIDA, AS PER O.R. BOOK 1977, PAGE 476, PUBLIC RECORDS OF ALACHUA COUNTY, FLORIDA.

The property is located in Alachua County at 27317 NW 78th Avenue, High Springs, Florida 32643.

In the event any item listed as Leases or Rents is determined to be personal property, this Assignment will also be regarded as a security agreement.

4.   PAYMENTS.  Assignor agrees that all payments under the Secured Debts will be paid when due and in accordance with the terms of the Secured Debts and this Assignment.

5.   COLLECTION OF RENTS.  Assignor may collect, receive, enjoy and use the Rents so long as Assignor is not in default.  Assignor will not collect in advance any Rents due in future lease periods, unless Assignor first obtains Lender’s written consent.

Upon default, Assignor will receive any Rents in trust for Lender and Assignor will not commingle the Rents with any other funds.  When Lender so directs, Assignor will endorse and deliver any payments of Rents from the Property to Lender.  Amounts collected will be applied at Lender’s discretion to the Secured Debts, the costs of managing, protecting and preserving the Property, and other necessary expenses.

Assignor agrees that this Assignment is immediately effective between Assignor and Lender and effective as to third parties on the recording of this Assignment.

6.   COLLECTION EXPENSES AND ATTORNEYS’ FEES.  On or after the occurrence of an Event of Default, to the extent permitted by law, Assignor agrees to pay all expenses of collection, enforcement or protection of Lender’s rights and remedies under this Assignment or any other document relating to the Secured Debts.  Assignor agrees to pay expenses for Lender to inspect and preserve the Property and for any recordation costs of releasing the Property from this Assignment.  Expenses include, but are not limited to, attorneys’ fees of 10 percent of the Principal sum due or a larger amount as the court judges as reasonable and just, court costs and other legal expenses.  These expenses are due and payable immediately.  If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of the Secured Debts.  In addition, to the extent permitted by the United States Bankruptcy Code, Assignor agrees to pay the reasonable attorneys’ fees incurred by Lender to protect Lender’s rights and interests in connection with any bankruptcy proceedings initiated by or against Assignor.

7.   ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.  As used in this section, (1) Environmental Law means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, 42 U.S.C. 9601 et seq.), all other federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or a hazardous substance; and (2) Hazardous Substance means any toxic, radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or environment.  The term includes, without limitation, any substances defined as “hazardous material,” “toxic substance,” “hazardous waste,” “hazardous substance,” or “regulated substance” under any Environmental Law.

Assignor represents, warrants and agrees that:

A.   Except as previously disclosed and acknowledged in writing to Lender, no Hazardous Substance has been, is, or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property, except in the ordinary course of business and in strict compliance with all applicable Environmental Law.

B.   Except as previously disclosed and acknowledged in writing to Lender, Assignor has not and will not cause, contribute to, or permit the release of any Hazardous Substance on the Property.

C.   Assignor will immediately notify Lender if (1) a release or threatened release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (2) there is a violation of any Environmental Law concerning the Property.  In such an event, Assignor will take all necessary remedial action in accordance with Environmental Law.

D.   Except as previously disclosed and acknowledged in writing to Lender, Assignor has no knowledge of or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to (1) any Hazardous Substance located on, under or about the Property; or (2) any violation by Assignor or any tenant of any Environmental Law.  Assignor will immediately notify Lender in writing as soon as Assignor has reason to believe there is any such pending or threatened investigation, claim, or proceeding.  In such an event, Lender has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.

E.   Except as previously disclosed and acknowledged in writing to Lender, Assignor and every tenant have been, are and will remain in full compliance with any applicable Environmental Law.

F.   Except as previously disclosed and acknowledged in writing to Lender, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well will be added unless Lender first consents in writing.

G.   Assignor will regularly inspect the Property, monitor the activities and operations on the Property, and confirm that all permits, licenses or approvals required by any applicable Environmental Law are obtained and complied with.

H.   Assignor will permit, or cause any tenant to permit, Lender or Lender’s agent to enter and inspect the Property and review all records at any reasonable time to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Property; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; or (3) whether or not Assignor and any tenant are in compliance with applicable Environmental Law.

I.   Upon Lender’s request and at any time, Assignor agrees, at Assignor’s expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Lender.  The choice of the environmental engineer who will perform such audit is subject to Lender’s approval.

J.   Lender has the right, but not the obligation, to perform any of Assignor’s obligations under this section at Assignor’s expense.

K.   As a consequence of any breach of any representation, warranty or promise made in this section, (1) Assignor will indemnify and hold Lender and Lender’s successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation and attorneys’ fees, which Lender and Lender’s successors or assigns may sustain; and (2) at Lender’s discretion, Lender may release this Assignment and in return Assignor will provide Lender with collateral of at least equal value to the Property without prejudice to any of Lender’s rights under this Assignment.

L.   Notwithstanding any of the language contained in this Assignment to the contrary, the terms of this section will survive any foreclosure or satisfaction of this Assignment regardless of any passage of title to Lender or any disposition by Lender of any or all of the Property.  Any claims and defenses to the contrary are hereby waived.

8.   CONDEMNATION.  Assignor will give Lender prompt notice of any pending or threatened action by private or public entities to purchase or take any or all of the Property through condemnation, eminent domain, or any other means.  Assignor authorizes Lender to intervene in Assignor’s name in any of the above described actions or claims.  Assignor assigns to Lender the proceeds of any award or claim for damages connected with a condemnation or other taking of all or any part of the Property.  Such proceeds will be considered payments and will be applied as provided in this Assignment.  This assignment of proceeds is subject to the terms of any prior mortgage, deed of trust, security agreement or other lien document.

9.   APPOINTMENT OF A RECEIVER.  On or after an Assignor’s default, Assignor agrees to Lender making an application to the court for an appointment of a receiver for the benefit of Lender to take possession of the Property and the Leases, with the power to receive, collect and apply the Rents.  Any Rents collected will be applied as the court authorizes to pay taxes, to provide insurance, to make repairs and to pay costs or any other expenses relating to the Property, the Leases and Rents, and any remaining sums shall be applied to the Secured Debts.  Assignor agrees that this appointment of a receiver may be without giving bond, without reference to the then-existing value of the Property, and without regard to the insolvency of any person liable for any of the Secured Debts.

10.   DUE ON SALE OR ENCUMBRANCE.  Lender may, at its option, declare the entire balance of the Secured Debt to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property.  This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable.

11.   TRANSFER OF AN INTEREST IN THE ASSIGNOR.  If Assignor is an entity other than a natural person (such as a corporation, partnership, limited liability company or other organization), Lender may demand immediate payment if:

A.   A beneficial interest in Assignor is sold or transferred.

B.   There is a change in either the identity or number of members of a partnership or similar entity.

C.   There is a change in ownership of more than 25 percent of the voting stock of a corporation, partnership, limited liability company or similar entity.

However, Lender may not demand payment in the above situations if it is prohibited by law as of the date of this Assignment.

12.   WARRANTIES AND REPRESENTATIONS.  Assignor makes to Lender the following warranties and representations which will continue as long as this Assignment is in effect:

A.   Power.  Assignor is duly organized, and validly existing and in good standing in all jurisdictions in which Assignor operates.  Assignor has the power and authority to enter into this transaction and to carry on Assignor’s business or activity as it is now being conducted and, as applicable, is qualified to do so in each jurisdiction in which Assignor operates.

B.   Authority.  The execution, delivery and performance of this Assignment and the obligation evidenced by this Assignment are within Assignor’s powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which Assignor is a party or to which Assignor is or any of Assignor’s property is subject.

C.   Name and Place of Business.  Other than previously disclosed in writing to Lender, Assignor has not changed Assignor’s name or principal place of business within the last 10 years and has not used any other trade or fictitious name.  Without Lender’s prior written consent, Assignor does not and will not use any other name and will preserve Assignor’s existing name, trade names and franchises.

D.   Title.  Assignor has good title to the Leases, Rents and Property and the right to assign, grant, bargain, convey and mortgage to Lender as additional security the Leases and Rents, and no other person has any right in the Leases and Rents.

E.   Recordation.  Assignor has recorded the Leases as required by law or as otherwise prudent for the type and use of the Property.

F.   Default.  No default exists under the Leases, and the parties subject to the Leases have not violated any applicable law on leases, licenses and landlords and tenants.  Assignor, at its sole cost and expense, will keep, observe and perform, and require all other parties to the Leases to comply with the Leases and any applicable law.  If Assignor or any party to the Lease defaults or fails to observe any applicable law, Assignor will promptly notify Lender,

G.   Lease Modification.  Assignor has not sublet, modified, extended, canceled, or otherwise altered the Leases, or accepted the surrender of the Property covered by the Leases (unless the Leases so require).

H.   Encumbrance.  Assignor has not assigned, compromised, subordinated or encumbered the Leases and Rents.

13.   COVENANTS.  Assignor agrees to the following covenants:

A.   Rent Abatement and Insurance.  When any Lease provides for an abatement of Rents due to fire, flood or other casualty, Assignor will insure against this risk of loss with a policy satisfactory to Lender.  Assignor may choose the insurance company, subject to Lender’s approval, which will not be unreasonably withheld.

B.   Copies of Leases.  Assignor will promptly provide Lender with copies of the Leases and will certify these Leases are true and correct copies.  The existing Leases will be provided on execution of the Assignment, and all future Leases and any other information with respect to these Leases will be provided immediately after they are executed.

C.   Right To Rents.  Immediately after the execution of this Assignment, Assignor will notify all current and future tenants and others obligated under the Leases of Lender’s rights to the Leases and Rents, and will request that they immediately pay all future Rents directly to Lender when Assignor or Lender asks them to do so.

D.   Accounting.  When Lender requests, Assignor will provide to Lender an accounting of Rents, prepared in a form acceptable to Lender, subject to generally accepted accounting principles and certified by Assignor or Assignor’s accountant to be current, accurate and complete as of the date requested by Lender.

E.   Lease Modification.  Assignor will not sublet, modify, extend, cancel, or otherwise alter the Leases, or accept the surrender of the Property covered by the Leases (unless the Leases so require) without Lender’s written consent.

F.   Encumbrance.  Assignor will not assign, compromise, subordinate or encumber the Leases and Rents without Lender’s prior written consent.

G.   Future Leases.  Assignor will not enter into any future Leases without prior written consent from Lender.  Assignor will execute and deliver such further assurances and assignments as to these future Leases as Lender requires from time to time.

H.   Personal Property.  Assignor will not sell or remove any personal property on the Property, unless Assignor replaces this personal property with like kind for the same or better value.

I.   Prosecution and Defense of Claims.  Assignor will appear in and prosecute its claims or defend its title to the Leases and Rents against any claims that would impair Assignor’s interest under this Assignment and, on Lender’s request, Assignor will also appear in any action or proceeding on behalf of Lender.  Assignor agrees to assign to Lender, as requested by Lender, any right, claims or defenses which Assignor may have against parties who supply labor or materials to improve or maintain the leaseholds subject to the Leases and/or the Property.

J.   Liability and Indemnification.  Lender does not assume or become liable for the Property’s maintenance, depreciation, or other losses or damages when Lender acts to manage, protect or preserve the Property, except for losses or damages due to Lender’s gross negligence or intentional torts.  Otherwise, Assignor will indemnify Lender and hold Lender harmless for all liability, loss or damage that Lender may incur when Lender opts to exercise any of its remedies against any party obligated under the Leases.

K.   Leasehold Estate.  Assignor will not cause or permit the leasehold estate under the Leases to merge with Assignor’s reversionary interest, and agrees that the Leases shall remain in full force and effect regardless of any merger of the Assignor’s interests and of any merger of the interests of Assignor and any party obligated under the Leases.

L.   Insolvency.  Lender will be the creditor of each tenant and of anyone else obligated under the Leases who is subject to an assignment for the benefit of creditors, an insolvency, a dissolution or a receivership proceeding, or a bankruptcy.

14.   DEFAULT.  Assignor will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A.   Payments.  Assignor fails to make a payment in full when due.

B.   Insolvency or Bankruptcy.  The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Assignor, Borrower, or any co-signer, endorser, surety or guarantor of this Assignment or any other obligations Borrower has with Lender.

C.   Business Termination.  Assignor merges, dissolves, reorganizes, ends its business or existence, or a partner or majority owner dies or is declared legally incompetent.

D.   Failure to Perform.  Assignor fails to perform any condition or to keep any promise or covenant of this Assignment.

E.   Other Documents.  A default occurs under the terms of any other document relating to the Secured Debts.

F.   Other Agreements.  Assignor is in default on any other debt or agreement Assignor has with Lender.

G.   Misrepresentation.  Assignor makes any verbal or written statement or provides any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H.   Judgment.  Assignor fails to satisfy or appeal any judgment against Assignor.

I.   Forfeiture.  The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J.   Name Change.  Assignor changes Assignor’s name or assumes an additional name without notifying Lender before making such a change.

K.   Property Transfer.  Assignor transfers all or a substantial part of Assignor’s money or property.  This condition of default, as it relates to the transfer of the Property, is subject to the restrictions contained in the DUE ON SALE section.

L.   Property Value.  Lender determines in good faith that the value of the Property has declined or is impaired.

M.   Material Change.  Without first notifying Lender, there is a material change in Assignor’s business, including ownership, management, and financial conditions.

N.   Insecurity.  Lender determines in good faith that a material adverse change has occurred in Assignor’s financial condition from the conditions set forth in Assignor’s most recent financial statement before the date of this Assignment or that the prospect for payment or performance of the Secured Debts is impaired for any reason.

15. REMEDIES.  After Assignor defaults, Lender may at Lender’s option do any one or more of the following.

A.   Acceleration.  Lender may make all or any part of the amount owing by the terms of the Secured Debts immediately due.

B.   Additional Security.  Lender may demand additional security or additional parties to be obligated to pay the Secured Debts.

C.   Sources.  Lender may use any and all remedies Lender has under Florida or federal law or in any document relating to the Secured Debts.

D.   Insurance Benefits.  Lender may make a claim for any and all insurance benefits or refunds that may be available on Assignor’s default.

E.   Payments Made On Assignor’s Behalf.  Amounts advanced on Assignor’s behalf will be immediately due and may be added to the Secured Debts.

F.   Rents.  Lender may terminate Assignor’s right to collect Rents and directly collect and retain Rents in Lender’s name without taking possession of the Property and to demand, collect, receive, and sue for the Rents, giving proper receipts and releases.  In addition, after deducting all reasonable expenses of collection from any collected and retained Rents, Lender may apply the balance as provided for by the Secured Debts.

G.   Entry.  Lender may enter, take possession, manage and operate all or any part of the Property; make, modify, enforce or cancel or accept the surrender of any Leases; obtain or evict any tenants or licensees; increase or reduce Rents; decorate, clean and make repairs or do any other act or incur any other cost Lender deems proper to protect the Property as fully as Assignor could do.  Any funds collected from the operation of the Property may be applied in such order as Lender may deem proper, including, but not limited to, payment of the following:  operating expenses, management, brokerage, attorneys’ and accountants’ fees, the Secured Debts, and toward the maintenance of reserves for repair or replacement.  Lender may take such action without regard to the adequacy of the security, with or without any action or proceeding, through any person or agent, or receiver to be appointed by a court, and irrespective of Assignor’s possession.

The collection and application of the Rents or the entry upon and taking possession of the Property as set out in this section shall not cure or waive any notice of default under the Secured Debts, this Assignment, or invalidate any act pursuant to such notice.  The enforcement of such remedy by Lender, once exercised, shall continue for so long as Lender shall elect, notwithstanding that such collection and application of Rents may have cured the original default.

H.   Waiver.  Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up any other remedy. Lender does not waive a default if Lender chooses not to use a remedy.  By electing not to use any remedy, Lender does not waive Lender’s right to later consider the event a default and to use any remedies if the default continues or occurs again.

16.   TERM.  This Assignment will remain in full force and effect until the Secured Debts are paid or otherwise discharged and Lender is no longer obligated to advance funds under any loan or credit agreement which is a part of the Secured Debts.  If any or all payments of the Secured Debts are subsequently invalidated, declared void or voidable, or set aside and are required to be repaid to a trustee, custodian, receiver or any other party under any bankruptcy act or other state or federal law, then the Secured Debts will be revived and will continue in full force and effect as if this payment had not been made.

17.   CO-SIGNERS.  If Assignor signs this Assignment but is not otherwise obligated to pay the Secured Debts, Assignor does so only to assign Assignor’s interest in the Property to secure payment of the Secured Debts and Assignor does not agree by signing this Assignment to be personally liable on the Secured Debts.  If this Assignment secures a guaranty between Lender and Assignor, Assignor agrees to waive any rights that may prevent Lender from bringing any action or claim against Assignor or any party indebted under the obligation.  These rights may include, but are not limited to, any anti-deficiency or one-action laws.

18.   WAIVERS.  Except to the extent prohibited by law, Assignor waives all appraisement and homestead exemption rights relating to the Property.

19.   FIXTURE FILING.  Assignor gives to Lender a security interest in all goods that Assignor owns now or in the future and that are or will become fixtures related to the Property.

20.   OTHER TERMS.  The following are applicable to this Assignment:

A.   No Action by Lender.  Nothing contained in this Assignment shall require Lender to take any action.

B.   Additional Terms.  THE OCCURRENCE OF ANY DEFAULT OF THE BORROWER(S) IN PAYMENT OF THIS PROMISSORY NOTE SHALL ALSO CONSTITUTE AN EVENT OF DEFAULT WITH RESPECT TO THE INDEBTEDNESS OF THE BORROWER(S) EVIDENCED BY THAT CERTAIN PROMISSORY NOTE NUMBER 103428-02 DATED MARCH 22, 2011, EXECUTED BY CTD HOLDINGS, INC., IN THE ORIGINAL PRINCIPAL AMOUNT OF $100,000.00, TOGETHER WITH ANY AND ALL EXTENSIONS, RENEWALS, MODIFICATIONS, SUBSTITUTIONS, REPLACEMENTS, AND CHANGES IN FORM THEREOF, WHICH MAY FROM TIME TO TIME AND FOR ANY TERM OR TERMS ARE EFFECTED BY AN AGREEMENT BETWEEN BORROWER(S) AND THE LENDER.

21.   APPLICABLE LAW.  This Assignment is governed by the laws of Florida, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

22.   JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS.  Each Assignor’s obligations under this Assignment are independent of the obligations of any other Assignor.  Lender may sue each Assignor individually or together with any other Assignor.  Lender may release any part of the Property and Assignor will still be obligated under this Assignment for the remaining Property.  If this Assignment secures a guaranty between Lender and Assignor, Assignor agrees to waive any rights that may prevent Lender from bringing any action or claim against Assignor or any party indebted under the obligation.  These rights may include, but are not limited to, any anti-deficiency or one-action laws.  Assignor agrees that Lender and any party to this Assignment may extend, modify or make any change in the terms of this Assignment or any evidence of debt without Assignor’s consent.  Such a change will not release Assignor from the terms of this Assignment.  Lender may assign all or part of Lender’s rights under this Assignment without Assignor’s consent.  If Lender assigns this Assignment, all of Assignor’s covenants, agreements, representations and warranties contained in this Assignment will benefit Lender’s successors and assigns.  The duties of this Assignment will bind the successors and assigns of Assignor.

23.   AMENDMENT, INTEGRATION AND SEVERABILITY.  This Assignment may not be amended or modified by oral agreement.  No amendment or modification of this Assignment is effective unless made in writing and executed by Assignor and Lender.  This Assignment and any other documents relating to the Secured Debts are the complete and final expression of the agreement.  If any provision of this Assignment is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

24.   INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Assignment.

25.   NOTICE, FINANCIAL REPORTS, ADDITIONAL DOCUMENTS AND RECORDING TAXES.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing.  Notice to one Assignor will be deemed to be notice to all Assignors.  Assignor will inform Lender in writing of any change in Assignor’s name, address or other application information.  Assignor will provide Lender any financial statements or information Lender requests.  All financial statements and information Assignor gives Lender will be correct and complete.  Assignor agrees to pay all expenses, charges and taxes in connection with the preparation and recording of this Assignment.  Assignor agrees to sign, deliver, and file any additional documents or certifications that Lender may consider necessary to perfect, continue, and preserve Assignor’s obligations under this Assignment and to confirm Lender’s lien status on any Property, and Assignor agrees to pay all expenses, charges and taxes in connection with the preparation and recording thereof.  Time is of the essence.

26.   WAIVER OF JURY TRIAL.  All of the parties to this Assignment knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Assignment or any other documents relating to the Secured Debts or related obligation.  All of these parties acknowledge that this section has either been brought to the attention of each party’s legal counsel or that each party had the opportunity to do so.

27.   SIGNATURES.  By signing, Assignor agrees to the terms and covenants contained in this Assignment.  Assignor also acknowledges receipt of a copy of this Assignment.

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL DUE UPON MATURITY IS APPROXIMATELY $250,918.91, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCES MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

ASSIGNOR:

CTD Holdings, Inc.

By: /s/ Charles E. Strattan
Charles E. Strattan, President

LENDER:

Sunstate Federal Credit Union

By: /s/ Brian Miller
Brian Miller, Commercial Loan Officer

ACKNOWLEDGMENT.
(Business or Entity)

State of Florida, County of Alachua ss.

This instrument was acknowledged before me this 21st day of March, 2011 by Charles E. Strattan - President of CTD Holdings, Inc., a Florida corporation, on behalf of the corporation.  He/she/they is/are personally known to me or has/have produced his driver’s license as identification.

My commission expires: June 3, 2011

/s/ John F. Roscow, IV
(Notary Public)

(Lender Acknowledgment)

State of Florida, County of Alachua ss.

This instrument was acknowledged before me this 21st day of March, 2011 by Brian Miller – Commercial Loan Officer of Sunstate Federal Credit Union, a corporation, on behalf of the corporation.  He/she/they is/are personally known to me or has/have produced __________________________ as identification.

My commission expires: June 3, 2011

/s/ John F. Roscow, IV
 (Notary Public)